Exhibit 4.3

ION Geophysical Corporation
and

Trustee
INDENTURE
Dated as of
SENIOR DEBT SECURITIES

ION GEOPHYSICAL CORPORATION
RECONCILIATION AND TIE BETWEEN TRUST
INDENTURE ACT OF 1939, AS AMENDED,
AND INDENTURE, DATED AS OF                     __, 20__

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
Section 310(a)(1)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.09
(b)	6.08

Section 311	6.13

Section 312(a)	4.01
(b)	4.04(a) and (b)
(c)	4.04(c)

Section 313(a)	4.03(a)
(b)(1)	Not Applicable
(b)(2)	4.03(a)
(c)	4.03(a)
(d)	4.03(b)

Section 314(a)	4.02
(a)(4)	3.05
(b)	Not Applicable
(c)(1)	11.05
(c)(2)	11.05
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	11.05

Section 315(a)	6.02(a)
(b)	5.11
(c)	6.01
(d)	6.01
(d)(1)	*
(d)(2)	6.02(b)
(d)(3)	6.02(c)
(e)	5.12

Section 316(a)(1)(A)	5.09
(a)(1)(B)	5.10
(a)(2)	Not Applicable
(b)	5.07
(c)	7.02

TRUST INDENTURE ACT SECTION	INDENTURE SECTION
Section 317(a)(1)	5.02
(a)(2)	5.02
(b)	3.04

Section 318(a)	11.07
NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

*	Deemed included pursuant to Section 318(c) of the Trust Indenture Act of 1939, as amended.

Page
ARTICLE 1
Definitions

Section 1.01. Certain Terms Defined	1

ARTICLE 2
Securities

Section 2.01. Forms Generally	5
Section 2.02. Form of Trustee’s Certificate of Authentication	5
Section 2.03. Amount Unlimited; Issuable in Series	6
Section 2.04. Authentication and Delivery of Securities	8
Section 2.05. Execution of Securities	9
Section 2.06. Certificate of Authentication	10
Section 2.07. Denomination and Date of Securities; Payments of Interest	10
Section 2.08. Registration, Transfer and Exchange	10
Section 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities	12
Section 2.10. Cancellation of Securities; Destruction Thereof	13
Section 2.11. Temporary Securities	14

ARTICLE 3
Covenants of the Issuer

Section 3.01. Payment of Principal and Interest	14
Section 3.02. Offices for Payments, Etc	14
Section 3.03. Appointment to Fill a Vacancy in Office of Trustee	15
Section 3.04. Paying Agents	15
Section 3.05. Written Statement to Trustee	16

ARTICLE 4
Securityholders Lists and Reports by the Issuer and the Trustee

Section 4.01. Issuer to Furnish Trustee Information as to Names and Addresses of Securityholders	16
Section 4.02. Reports by the Issuer	16
Section 4.03. Reports by the Trustee	16
Section 4.04. Preservation and Disclosure of Securityholders’ Lists.	17

ARTICLE 5
Remedies of the Trustee and Securityholders on Event of Default

-i-

(continued)

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(continued)

Page
ARTICLE 7
Concerning the Securityholders

Section 7.01. Evidence of Action Taken by Securityholders	32
Section 7.02. Proof of Execution of Instruments and of Holding of Securities	33
Section 7.03. Holders to Be Treated as Owners	33
Section 7.04. Securities Owned by Issuer Deemed Not Outstanding	33
Section 7.05. Right of Revocation of Action Taken	34

ARTICLE 8
Supplemental Indentures

Section 8.01. Supplemental Indentures Without Consent of Securityholders	34
Section 8.02. Supplemental Indentures With Consent of Securityholders	35
Section 8.03. Effect of Supplemental Indenture	36
Section 8.04. Documents to Be Given to Trustee	37
Section 8.05. Notation on Securities in Respect of Supplemental Indentures	37

ARTICLE 9
Consolidation, Merger, Sale or Conveyance

Section 9.01. Issuer May Consolidate, Etc., on Certain Terms	37
Section 9.02. Successor Issuer Substituted	38

ARTICLE 10
Satisfaction and Discharge of Indenture; Unclaimed Moneys

Section 10.01. Satisfaction and Discharge of Indenture	38
Section 10.02. Application by Trustee of Funds Deposited for Payment of Securities	41
Section 10.03. Repayment of Moneys Held by Paying Agent	41
Section 10.04. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years	41
Section 10.05. Indemnity for U.S. Government Obligations	41

ARTICLE 11
Miscellaneous Provisions

Section 11.01. Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability	41
Section 11.02. Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities	42
Section 11.03. Successors and Assigns of Issuer Bound by Indenture	42

-iii-

(continued)

-iv-

     THIS INDENTURE, dated as of                      between ION Geophysical Corporation, a Delaware corporation (the “Issuer”), and                     , a                      (the “Trustee”),
W I T N E S S E T H :
     WHEREAS, the Issuer may from time to time duly authorize the issue of its unsecured debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”) up to such principal amount or amounts as may from time to time be authorized in accordance with the terms of this Indenture;
     WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture to provide, among other things, for the authentication, delivery and administration of the Securities; and
     WHEREAS, all things necessary to make this Indenture a valid indenture and agreement according to its terms have been done;
     NOW, THEREFORE:
     In consideration of the premises and the purchases of the Securities by the holders thereof, the Issuer and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective holders from time to time of the Securities as follows:
ARTICLE 1
Definitions
     Section 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture that are defined in the Trust Indenture Act of 1939 or the definitions of which in the Securities Act of 1933 are referred to in the Trust Indenture Act of 1939, including terms defined therein by reference to the Securities Act of 1933 (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings assigned to such terms in accordance with generally accepted accounting principles, and the term “generally accepted accounting principles” means such accounting principles as are generally accepted at the time of any computation. The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular.
     “Board of Directors” means either the Board of Directors of the Issuer or any committee of such Board duly authorized to act on its behalf.

     “Board Resolution” means a copy of one or more resolutions, certified by the secretary or an assistant secretary of the Issuer to have been duly adopted by the Board of Directors and to be in full force and effect, and delivered to the Trustee.
     “Business Day” means, with respect to any Security, a day that in the city (or in any of the cities, if more than one) in which amounts are payable, as specified in the form of such Security, is not a day on which banking institutions are authorized or required by law or regulation to close.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or if at any time after the execution and delivery of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act of 1939, then the body performing such duties on such date.
     “Common Stock” means shares of common stock, par value $0.01 per share, of the Issuer as the same exists at the date of execution and delivery of this Indenture or as such stock may be reconstituted from time to time.
     “Corporate Trust Office” means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at                                         .
     “Debt” of any Person means any debt for money borrowed which is created, assumed, incurred or guaranteed in any manner by such Person or for which such Person is otherwise responsible or liable, and shall expressly include any such guaranty thereof by such Person. For the purpose of computing the amount of the Debt of any Person there shall be excluded all Debt of such Person for the payment or redemption or satisfaction of which money or securities (or evidences of such Debt, if permitted under the terms of the instrument creating such Debt) in the necessary amount shall have been deposited in trust with the proper depositary, whether upon or prior to the maturity or the date fixed for redemption of such Debt; and, in any instance where Debt is so excluded, for the purpose of computing the assets of such Person there shall be excluded the money, securities or evidences of Debt deposited by such Person in trust for the purpose of paying or satisfying such Debt.
     “Depositary” means, with respect to the Securities of any series issuable or issued in the form of one or more Global Securities, the Person designated as Depositary by the Issuer pursuant to Section 2.04 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Depositary” shall mean or include each Person who is then a Depositary hereunder, and if at any time there is more than one such Person, “Depositary” as used with respect to the Securities of any such series shall mean the Depositary with respect to the Global Securities of that series.
     “Dollar” means the currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.
     “Event of Default” means any event or condition specified as such in Section 5.01.

     “Foreign Currency” means a currency issued by the government of a country other than the United States.
     “Global Security”, means a Security evidencing all or a part of a series of Securities, issued to the Depositary for such series in accordance with Section 2.04, and bearing the legend prescribed in Section 2.04.
     “Holder”, “holder of Securities”, “Securityholder” or other similar terms mean the Person in whose name such Security is registered in the Security register kept by the Issuer for that purpose in accordance with the terms hereof.
     “Indenture” means this instrument as originally executed and delivered or, if amended or supplemented as herein provided, as so amended or supplemented or both, and shall include the forms and terms of particular series of Securities established as contemplated hereunder.
     “interest”, unless the context otherwise requires, refers to interest, and when used with respect to non-interest bearing Securities, refers to interest payable after maturity, if any.
     “Issuer” means ION Geophysical Corporation and, subject to Article 9, its successors and assigns.
     “Issuer Order” means a written statement, request or order of the Issuer signed in its name by the chairman of the Board of Directors, the chief executive officer, the president or any vice president of the Issuer.
     “Market Exchange Rate” has the meaning set forth in Section 11.11.
     “Officer’s Certificate” means a certificate signed by the chairman of the Board of Directors, the chief executive officer, the president, any vice president, the treasurer, the secretary or any assistant secretary of the Issuer and delivered to the Trustee. Each such certificate shall comply with Section 314 of the Trust Indenture Act of 1939 and shall include the statements provided for in Section 11.05.
     “Opinion of Counsel” means an opinion in writing signed by the general corporate counsel or such other legal counsel who may be an employee of or counsel to the Issuer and who shall be satisfactory to the Trustee. Each such opinion shall comply with Section 314 of the Trust Indenture Act of 1939 and shall include the statements provided for in Section 11.05, if and to the extent required hereby.
     “original issue date” of any Security (or portion thereof) means the earlier of (a) the date of such Security or (b) the date of any Security (or portion thereof) for which such Security was issued (directly or indirectly) on registration of transfer, exchange or substitution.
     “Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.
     “Outstanding”, when used with reference to Securities, shall, subject to the provisions of Section 7.04, mean, as of any particular time, all Securities authenticated and delivered by the Trustee under this Indenture, except

     (a) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
     (b) Securities, or portions thereof, for the payment or redemption of which moneys or U.S. Government Obligations (as provided for in Section 10.01) in the necessary amount shall have been deposited in trust with the Trustee or with any paying agent (other than the Issuer) or shall have been set aside, segregated and held in trust by the Issuer for the Holders of such Securities (if the Issuer shall act as its own paying agent); provided, that if such Securities, or portions thereof, are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to the Trustee shall have been made for giving such notice; and
     (c) Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 2.09 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Issuer), Securities converted into Common Stock pursuant hereto and Securities not deemed outstanding pursuant to Section 12.02.
     In determining whether the Holders of the requisite principal amount of Outstanding Securities of any or all series have given any request, demand, authorization, direction, notice, consent or waiver hereunder, the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the maturity thereof pursuant to Section 5.01.
     “Person” means any individual, corporation, partnership, limited partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
     “principal” whenever used with reference to the Securities or any Security or any portion thereof, shall be deemed to include “and premium, if any”.
     “Responsible Officer”, when used with respect to the Trustee, means the chairman of the board of directors, any vice chairman of the board of directors, the chairman of the trust committee, the chairman of the executive committee, any vice chairman of the executive committee, the chief executive officer, the president, any vice president, the cashier, the secretary, the treasurer, any trust officer, any assistant trust officer, any assistant vice president, any assistant cashier, any assistant secretary, any assistant treasurer, or any other officer or assistant officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.
     “Security” or “Securities” has the meaning stated in the first recital of this Indenture, or, as the case may be, Securities that have been authenticated and delivered under this Indenture.

     “Subsidiary” means a corporation of which stock having a majority of the voting power under ordinary circumstances is owned, directly or indirectly, by the Issuer or by one or more subsidiaries of the Issuer, or by the Issuer and one or more subsidiaries of the Issuer.
     “Trust Indenture Act of 1939” (except as otherwise provided in Sections 8.01 and 8.02) means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was originally executed.
     “Trustee” means the Person identified as “Trustee” in the first paragraph hereof and, subject to the provisions of Article 6, shall also include any successor trustee. “Trustee” shall also mean or include each Person who is then a trustee hereunder and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the trustee with respect to the Securities of such series.
     “U.S. Government Obligations” shall have the meaning set forth in Section 10.01(a).
     “vice president”, when used with respect to the Issuer or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title of “vice president”.
     “Yield to Maturity” means the yield to maturity on a series of securities, calculated at the time of issuance of such series, or, if applicable, at the most recent redetermination of interest on such series, and calculated in accordance with accepted financial practice.
ARTICLE 2
Securities
     Section 2.01. Forms Generally. The Securities of each series shall be substantially in such form (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions (as set forth in a Board Resolution or, to the extent established pursuant to (rather than set forth in) a Board Resolution, an Officer’s Certificate detailing such establishment) or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, or with any rules of any securities exchange or to conform to general usage, all as may be determined by the officers executing such Securities as evidenced by their execution of such Securities.
     The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities as evidenced by their execution of such Securities.
     Section 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication on all Securities shall be in substantially the following form:
     This is one of the Securities of the series designated herein and referred to in the within-mentioned Indenture.

,
as Trustee

By:
Authorized Officer
     Section 2.03. Amount Unlimited; Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.
     The Securities may be issued in one or more series. The terms of a series of Securities shall be established prior to the initial issuance thereof in or pursuant to one or more Board Resolutions of the Board of Directors and set forth in a Board Resolution, or, to the extent established pursuant to (rather than set forth in) a Board Resolution, in an Officer’s Certificate detailing such establishment and/or established in one or more indentures supplemental hereto. The terms of such series reflected in such Board Resolution, Officer’s Certificate, or supplemental indenture may include the following or any additional or different terms:
     (a) the designation of the Securities of the series (which may be part of a series of Securities previously issued);
     (b) the terms and conditions, if applicable, upon which conversion or exchange of the Securities into Common Stock will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other provisions in addition to or in lieu of those described herein;
     (c) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 2.08, 2.09, 2.11, 8.05 or 12.03);
     (d) if other than Dollars, the Foreign Currency in which the Securities of that series are denominated;
     (e) any date on which the principal of the Securities of the series is payable;
     (f) the rate or rates at which the Securities of the series shall bear interest, if any, the record date or dates for the determination of holders to whom interest is payable, the date or dates from which such interest shall accrue and on which such interest shall be payable and/or the method by which such rate or rates or date or dates shall be determined;
     (g) the place or places where the principal of and any interest on Securities of the series shall be payable (if other than as provided in Section 3.02);
     (h) the price or prices at which, the period or periods within which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuer, pursuant to any sinking fund or otherwise;

     (i) the obligation, if any, of the Issuer to redeem, purchase or repay Securities of the series pursuant to any mandatory redemption, sinking fund or analogous provisions or at the option of a Holder thereof and the price or prices at which and the period or periods within which and any terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation;
     (j) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which Securities of the series shall be issuable;
     (k) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;
     (l) if other than the currency in which the Securities of that series are denominated, the currency in which payment of the principal of or interest on the Securities of such series shall be payable;
     (m) if the principal of or interest on the Securities of the series is to be payable, at the election of the Issuer or a Holder thereof, in a currency other than that in which the Securities are denominated, the period or periods within which, and the terms and conditions upon which, such election may be made;
     (n) if the amount of payments of principal of and interest on the Securities of the series may be determined with reference to an index based on a currency other than that in which the Securities of the series are denominated, the manner in which such amounts shall be determined;
     (o) whether and upon what terms the Securities may be defeased;
     (p) whether and under what circumstances the Issuer will pay additional amounts on the Securities of any series in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Issuer will have the option to redeem such Securities rather than pay such additional amounts;
     (q) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;
     (r) any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the Securities of such series;
     (s) any other events of default or covenants with respect to the Securities of such series in addition to or in lieu of those contained in this Indenture;
     (t) if the Securities of the series may be issued in exchange for surrendered Securities of another series, or for other securities of the Issuer, pursuant to the terms of such Securities or securities or of any agreement entered into by the Issuer, the ratio of the principal amount of the Securities of the series to be issued to the principal amount of the Securities or securities to be surrendered in exchange, and any other material terms of the exchange; and
     (u) any other terms of the series.
     The Issuer may from time to time, without notice to or the consent of the holders of any series of Securities, create and issue further Securities of any such series ranking equally with the Securities of such series in all respects (or in all respects other than the payment of interest accruing prior to the issue date of such further Securities or except for the first payment of interest following the issue date of such further Securities). Such further Securities may be consolidated and form a single series with the Securities of such series and have the same terms as to status, redemption or otherwise as the Securities of such series.
     Section 2.04. Authentication and Delivery of Securities. The Issuer may deliver Securities of any series executed by the Issuer to the Trustee for authentication together with the applicable documents referred to below in this Section, and the Trustee shall thereupon authenticate and deliver such Securities to or upon the order of the Issuer (contained in the Issuer Order referred to below in this Section) or pursuant to such procedures acceptable to the Trustee and to such recipients as may be specified from time to time by an Issuer Order. The maturity date, original issue date, interest rate and any other terms of the Securities of such series shall be determined by or pursuant to such Issuer Order and procedures. If provided for in such procedures, such Issuer Order may authorize authentication and delivery pursuant to oral instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing. In authenticating such Securities and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive, and (subject to Section 6.01) shall be fully protected in relying upon:
     (a) an Issuer Order requesting such authentication and setting forth delivery instructions if the Securities are not to be delivered to the Issuer;
     (b) any Board Resolution, Officer’s Certificate and/or executed supplemental indenture referred to in Sections 2.01 and 2.03 by or pursuant to which the forms and terms of the Securities were established;
     (c) an Officer’s Certificate setting forth the form or forms and terms of the Securities stating that the form or forms and terms of the Securities have been established pursuant to Sections 2.01 and 2.03 and comply with this Indenture, and covering such other matters as the Trustee may reasonably request; and
     (d) an Opinion of Counsel to the effect that:
     (i) the form or forms and terms of such Securities have been established pursuant to Sections 2.01 and 2.03 and comply with this Indenture,
     (ii) the authentication and delivery of such Securities by the Trustee are authorized under the provisions of this Indenture,

     (iii) such Securities when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuer, and
     (iv) all laws and requirements in respect of the execution and delivery by the Issuer of the Securities have been complied with, and covering such other matters as the Trustee may reasonably request.
     The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken by the Issuer or if the Trustee in good faith by its board of directors or board of trustees, executive committee, or a trust committee of directors or trustees or Responsible Officers shall determine that such action would expose the Trustee to personal liability to existing Holders or would affect the Trustee’s own rights, duties or immunities under the Securities, this Indenture or otherwise.
     The Issuer shall execute and the Trustee shall, in accordance with this Section with respect to the Securities of a series, authenticate and deliver one or more Global Securities that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of all of the Securities of such series issued and not yet cancelled, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect: “Unless and until it is exchanged in whole or in part for Securities in definitive registered form, this Security may not be transferred except as a whole by the Depositary to the nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.”
     Each Depositary designated pursuant to this Section must, at the time of its designation and at all times while it serves as Depositary, be a clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation.
     Section 2.05. Execution of Securities. The Securities shall be signed on behalf of the Issuer by the chairman of its Board of Directors, any vice chairman of its Board of Directors, its chief executive officer, its principal financial officer, its president, any vice president or its treasurer. Such signatures may be the manual or facsimile signatures of the present or any future such officers. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Security that has been duly authenticated and delivered by the Trustee.
     In case any officer of the Issuer who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Issuer, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Issuer; and any Security may be signed on behalf of the Issuer by such persons as, at the actual date of the execution of such Security, shall be the proper officers of the Issuer, although at the date of the execution and delivery of this Indenture any such person was not such an officer.
     Section 2.06. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinbefore recited, executed by the Trustee by the manual signature of one of its authorized officers, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. The execution of such certificate by the Trustee upon any Security executed by the Issuer shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.
     Section 2.07. Denomination and Date of Securities; Payments of Interest. The Securities of each series shall be issuable in denominations established as contemplated by Section 2.03 or, if not so established, in denominations of $1,000 and any integral multiple thereof. The Securities of each series shall be numbered, lettered or otherwise distinguished in such manner or in accordance with such plan as the officers of the Issuer executing the same may determine with the approval of the Trustee, as evidenced by the execution and authentication thereof. Unless otherwise indicated in a Board Resolution, Officer’s Certificate or supplemental indenture for a particular series, interest will be calculated on the basis of a 360-day year of twelve 30-day months.
     Each Security shall be dated the date of its authentication. The Securities of each series shall bear interest, if any, from the date, and such interest shall be payable on the dates, established as contemplated by Section 2.03.
     The Person in whose name any Security of any series is registered at the close of business on any record date applicable to a particular series with respect to any interest payment date for such series shall be entitled to receive the interest, if any, payable on such interest payment date notwithstanding any transfer, exchange or conversion of such Security subsequent to the record date and prior to such interest payment date, except if and to the extent the Issuer shall default in the payment of the interest due on such interest payment date for such series, in which case such defaulted interest shall be paid to the Persons in whose names Outstanding Securities for such series are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Issuer to the Holders of Securities not less than 15 days preceding such subsequent record date. The term “record date” as used with respect to any interest payment date (except a date for payment of defaulted interest) for the Securities of any series shall mean the date specified as such in the terms of the Securities of such series established as contemplated by Section 2.03, or, if no such date is so established, if such interest payment date is the first day of a calendar month, the 15th day of the next preceding calendar month or, if such interest payment date is the 15th day of a calendar month, the first day of such calendar month, whether or not such record date is a Business Day.
     Section 2.08. Registration, Transfer and Exchange. The Issuer will keep at each office or agency to be maintained for the purpose as provided in Section 3.02 for each series of Securities a register or registers in which, subject to such reasonable regulations as it may prescribe, it will provide for the registration of Securities of such series and the registration of transfer of Securities of such series. Such register shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such register or registers shall be open for inspection by the Trustee.
     Upon due presentation for registration of transfer of any Security of any series at any such office or agency to be maintained for the purpose as provided in Section 3.02, the Issuer shall execute and the Trustee shall authenticate and deliver in the name of the transferee or transferees a new Security or Securities of the same series, maturity date, interest rate and original issue date in authorized denominations for a like aggregate principal amount.
     At the option of the Holder thereof, Securities of any series (except a Global Security) may be exchanged for a Security or Securities of such series having authorized denominations and an equal aggregate principal amount, upon surrender of such Securities to be exchanged at the agency of the Issuer that shall be maintained for such purpose in accordance with Section 3.02 and upon payment, if the Issuer shall so require, of the charges hereinafter provided. Whenever any Securities are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive. All Securities surrendered upon any exchange or transfer provided for in this Indenture shall be promptly cancelled and disposed of by the Trustee and the Trustee will deliver a certificate of disposition thereof to the Issuer.
     All Securities presented for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer and the Trustee duly executed by, the Holder or his or her attorney duly authorized in writing.
     The Issuer may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities. No service charge shall be made for any such transaction.
     The Issuer shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of such series to be redeemed or (b) any Securities selected, called or being called for redemption, in whole or in part, except, in the case of any Security to be redeemed in part, the portion thereof not so to be redeemed.
     Notwithstanding any other provision of this Section 2.08, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a Global Security representing all or a portion of the Securities of a series may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
     If at any time the Depositary for the Securities of a series notifies the Issuer that it is unwilling or unable to continue as Depositary for the Securities of such series or if at any time the Depositary for the Securities of a series shall no longer be eligible under Section 2.04, the Issuer shall appoint a successor Depositary with respect to the Securities of such series. If a successor Depositary for the Securities of such series is not appointed by the Issuer within 90 days after the Issuer receives such notice or becomes aware of such ineligibility, the Issuer’s election pursuant to Section 2.03 that the Securities of such series be represented by a Global Security shall no longer be effective and the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing the Securities of such series, in exchange for such Global Security or Securities.
     The Issuer may at any time and in its sole discretion determine that the Securities of any series issued in the form of one or more Global Securities shall no longer be represented by a Global Security or Securities. In such event the Issuer will execute, and the Trustee, upon receipt of an Officer’s Certificate for the authentication and delivery of definitive Securities of such series, will authenticate and deliver, Securities of such series in definitive registered form, in any authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Security or Securities representing such series, in exchange for such Global Security or Securities.
     The Depositary for such Global Security may surrender such Global Security in exchange in whole or in part for Securities of the same series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall authenticate and deliver, without service charge,
     (i) to the Person specified by such Depositary a new Security or Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security; and
     (ii) to such Depositary a new Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Global Security and the aggregate principal amount of Securities authenticated and delivered pursuant to clause (i) above.
     Upon the exchange of a Global Security for Securities in definitive registered form, in authorized denominations, such Global Security shall be cancelled by the Trustee. Securities in definitive registered form issued in exchange for a Global Security pursuant to this Section 2.08 shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered.
     All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.
     Section 2.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be destroyed, lost or stolen, the Issuer in its discretion may execute, and upon the written request of any officer of the Issuer, the Trustee shall authenticate and deliver a new Security of the same series, maturity date, interest rate and original issue date, bearing a number or other distinguishing symbol not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof and in the case of mutilation or defacement shall surrender the Security to the Trustee.
     Upon the issuance of any substitute Security, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature or has been called for redemption in full, or is being surrendered for conversion in full, shall become mutilated or defaced or be destroyed, lost or stolen, the Issuer may, instead of issuing a substitute Security (with the Holder’s consent, in the case of convertible Securities), pay or authorize the payment of the same or convert, or authorize conversion of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Issuer and to the Trustee and any agent of the Issuer or the Trustee such security or indemnity as any of them may require to save each of them harmless, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Issuer and the Trustee and any agent of the Issuer or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Security and of the ownership thereof.
     Every substitute Security of any series issued pursuant to the provisions of this Section by virtue of the fact that any such Security is destroyed, lost or stolen shall constitute an additional contractual obligation of the Issuer, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of such series duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment or conversion of mutilated, defaced or destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.
     Section 2.10. Cancellation of Securities; Destruction Thereof. All Securities surrendered for exchange for Securities of the same series or for payment, redemption, registration of transfer, conversion or for credit against any payment in respect of a sinking or analogous fund, if surrendered to the Issuer or any agent of the Issuer or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities held by it and deliver a certificate of disposition to the Issuer. If the Issuer shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the Debt represented by such Securities unless and until the same are delivered to the Trustee for cancellation.
     Section 2.11. Temporary Securities. Pending the preparation of definitive Securities for any series, the Issuer may execute and the Trustee shall authenticate and deliver temporary Securities for such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities of any series shall be issuable in any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Issuer with the concurrence of the Trustee as evidenced by the execution and authentication thereof. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Issuer and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities. Without unreasonable delay the Issuer shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Issuer for that purpose pursuant to Section 3.02 and the Trustee shall authenticate and deliver in exchange for such temporary Securities of such series an equal aggregate principal amount of definitive Securities of the same series having authorized denominations. Until so exchanged, the temporary Securities of any series shall be entitled to the same benefits under this Indenture as definitive Securities of such series, unless the benefits of the temporary Securities are limited pursuant to Section 2.03.
ARTICLE 3
Covenants of the Issuer
     Section 3.01. Payment of Principal and Interest. The Issuer covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of, and interest on, each of the Securities of such series (together with any additional amounts payable pursuant to the terms of such Securities) at the place or places, at the respective times and in the manner provided in such Securities and in this Indenture. The interest on Securities (together with any additional amounts payable pursuant to the terms of such Securities) shall be payable only to or upon the written order of the Holders thereof and at the option of the Issuer may be paid by mailing checks for such interest payable to or upon the written order of such Holders at their last addresses as they appear on the Security register of the Issuer.
     Section 3.02. Offices for Payments, Etc. The Issuer will maintain (i) in                     , an agency where the Securities of each series may be presented for payment, an agency where the Securities of each series may be presented for exchange and conversion, if applicable, as provided in this Indenture and an agency where the Securities of each series may be presented for registration of transfer as in this Indenture provided and (ii) such further agencies in such places as may be determined for the Securities of such series pursuant to Section 2.03.
     The Issuer will maintain in                     , an agency where notices and demands to or upon the Issuer in respect of the Securities of any series or this Indenture may be served.

     The Issuer will give to the Trustee written notice of the location of each such agency and of any change of location thereof. In case the Issuer shall fail to maintain any agency required by this Section to be located in                     , or shall fail to give such notice of the location or of any change in the location of any of the above agencies, presentations and demands may be made and notices may be served at the Corporate Trust Office of the Trustee.
     The Issuer may from time to time designate one or more additional agencies where the Securities of a series may be presented for payment, where the Securities of that series may be presented for exchange or conversion, if applicable, as provided in this Indenture and pursuant to Section 2.03 and where the Securities of that series may be presented for registration of transfer as in this Indenture provided, and the Issuer may from time to time rescind any such designation, as the Issuer may deem desirable or expedient; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain the agencies provided for in this Section. The Issuer will give to the Trustee prompt written notice of any such designation or rescission thereof.
     Section 3.03. Appointment to Fill a Vacancy in Office of Trustee. The Issuer, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 6.10, a Trustee, so that there shall at all times be a Trustee with respect to each series of Securities hereunder.
     Section 3.04. Paying Agents. Whenever the Issuer shall appoint a paying agent other than the Trustee with respect to the Securities of any series, it will cause such paying agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section,
     (a) that it will hold all sums received by it as such agent for the payment of the principal of or interest on the Securities of such series (whether such sums have been paid to it by the Issuer or by any other obligor on the Securities of such series) in trust for the benefit of the Holders of the Securities of such series or of the Trustee,
     (b) that it will give the Trustee notice of any failure by the Issuer (or by any other obligor on the Securities of such series) to make any payment of the principal of or interest on the Securities of such series when the same shall be due and payable, and
     (c) that at any time during the continuance of any such failure, upon the written request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust by such paying agent.
     The Issuer will, on or prior to each due date of the principal of or interest on the Securities of such series, deposit with the paying agent a sum sufficient to pay such principal or interest so becoming due, and (unless such paying agent is the Trustee) the Issuer will promptly notify the Trustee of any failure to take such action.
     If the Issuer shall act as its own paying agent with respect to the Securities of any series, it will, on or before each due date of the principal of or interest on the Securities of such series, set aside, segregate and hold in trust for the benefit of the Holders of the Securities of such series a sum sufficient to pay such principal or interest so becoming due. The Issuer will promptly notify the Trustee of any failure to take such action.
     Anything in this Section to the contrary notwithstanding, but subject to Section 10.01, the Issuer may at any time, for the purpose of obtaining a satisfaction and discharge with respect to one or more or all series of Securities hereunder, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust for any such series by the Issuer or any paying agent hereunder, as required by this Section, such sums to be held by the Trustee upon the trusts herein contained.
     Anything in this Section to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section is subject to the provisions of Sections 10.03 and 10.04.
     Section 3.05. Written Statement to Trustee. So long as any Securities are Outstanding hereunder, the Issuer will deliver to the Trustee, within 120 days after the end of each fiscal year of the Issuer ending after the date hereof, a written statement covering the previous fiscal year, signed by two of its officers (which need not comply with Section 11.05), stating that in the course of the performance of their duties as officers of the Issuer they would normally have knowledge of any default by the Issuer in the performance or fulfillment of any covenant, agreement or condition contained in this Indenture, stating whether or not they have knowledge of any such default and, if so, specifying each such default of which the signers have knowledge and the nature thereof.
ARTICLE 4
Securityholders Lists and Reports by the Issuer and the Trustee
     Section 4.01. Issuer to Furnish Trustee Information as to Names and Addresses of Securityholders. The Issuer covenants and agrees that it will furnish or cause to be furnished to the Trustee a list in such form as the Trustee may reasonably require of the names and addresses of the Holders of the Securities of each series pursuant to Section 312 of the Trust Indenture Act of 1939:
     (a) semiannually and not more than 15 days after each record date for the payment of interest on such Securities, as hereinabove specified, as of such record date and on dates to be determined pursuant to Section 2.03 for non-interest bearing Securities in each year, and
     (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request as of a date not more than 15 days prior to the time such information is furnished, provided, that, if and so long as the Trustee shall be the Security registrar for such series, such list shall not be required to be furnished.
     Section 4.02. Reports by the Issuer. The Issuer covenants to comply with Section 314(a) of the Trust Indenture Act insofar as it relates to information, documentations, and other reports which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act.
     Section 4.03. Reports by the Trustee.

     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act of 1939 at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty days after each May 1 following the date of the initial issuance of Securities under this Indenture deliver to Holders a brief report, dated as of such May 1, which complies with the provisions of such Section 313(a).
     (b) A copy of each such report shall, at the time of such transmission to Securityholders, be furnished to the Issuer and be filed by the Trustee with each stock exchange upon which the Securities of any applicable series are listed and also with the Commission. The Issuer agrees to promptly notify the Trustee with respect to any series when and as the Securities of such series become admitted to trading on any national securities exchange and of any delisting therefrom.
     Section 4.04. Preservation and Disclosure of Securityholders’ Lists.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Holders of each series of Securities contained in the most recent list furnished to it as provided in Section 4.1 or maintained by the Trustee in its capacity as Security registrar for such series, if so acting. The Trustee may destroy any list furnished to it as provided in Section 4.1 upon receipt of a new list so furnished.
     (b) In case three or more Holders of Securities (hereinafter referred to as “applicants”) apply in writing to the Trustee and furnish to the Trustee reasonable proof that each such applicant has owned a Security for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of a particular series (in which case the applicants must all hold Securities of such series) or with Holders of all Securities with respect to their rights under this Indenture or under such Securities and such application is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five business days after the receipt of such application, at its election, either
     (i) afford to such applicants access to the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, or
     (ii) inform such applicants as to the approximate number of Holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee, in accordance with the provisions of subsection (a) of this Section, and as to the approximate cost of mailing to such Securityholders the form of proxy or other communication, if any, specified in such application.
If the Trustee shall elect not to afford to such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Securityholder of such series or all Securities, as the case may be, whose name and address appear in the information preserved at the time by the Trustee in accordance with the provisions of subsection (a) of this Section, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses of mailing, unless within five days after such tender, the Trustee shall mail to such applicants and file with the Commission together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Securities, as the case may be, or could be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, shall enter an order refusing to sustain any of such objections or if, after the entry of such order sustaining one or more of such objections, the Commission shall find, after notice and opportunity for hearing, that all the objections so sustained have been met, and shall enter an order so declaring, the Trustee shall mail copies of such material to all such Securityholders with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.
     (c) Each and every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with the provisions of subsection (b) of this Section, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under such subsection (b).
ARTICLE 5
Remedies of the Trustee and Securityholders on Event of Default
     Section 5.01. Event of Default Defined; Acceleration of Maturity; Waiver of Default. “Event of Default”, with respect to Securities of any series wherever used herein, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (a) default in the payment of any installment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days (or such other period as may be established for the Securities of such series as contemplated by Section 2.03); or
     (b) default in the payment of all or any part of the principal on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or
     (c) default in the performance, or breach, of any covenant or warranty of the Issuer in respect of the Securities of such series (other than a covenant or warranty in respect of the Securities of such series a default in the performance or breach of which is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of all series affected thereby, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
     (d) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for all or substantially all of its property and assets or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or
     (e) the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or for any substantial part of its property and assets, or make any general assignment for the benefit of creditors; or
     (f) any other Event of Default provided for in such series of Securities.
     (g) Notwithstanding any other provisions in this Indenture, if the terms of any Securities so provide, at the election of the Issuer, the sole remedy for an Event of Default relating to the failure to comply with Section 4.02 of this Indenture or Section 314(a)(1) of the Trust Indenture Act of 1939, will, for the period specified for the Securities of such series, consist exclusively of the right to receive additional interest on the Securities accruing at a rate specified for the Securities of such series. Such additional interest will accrue on all outstanding Securities of such series from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations in the Indenture first occurs to, but not including, the date on which such Event of Default is cured or waived. The foregoing provisions in this Section 5.01(g) will not affect the rights of Securityholders in the event of the occurrence of any other Event of Default. In the event the Issuer does not elect to pay such additional interest specified upon an Event of Default in accordance with this Section 5.01(g), the Securities will be subject to acceleration as provided below.
     If an Event of Default described in clauses (a), (b), (c) or (f) occurs and is continuing, then, and in each and every such case, unless the principal of all of the Securities of such series shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding hereunder (each such series voting as a separate class) by notice in writing to the Issuer (and to the Trustee if given by Securityholders), may declare the entire principal (or, if the Securities of such series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) of all Securities of such series and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an Event of Default described in clause (d) or (e) occurs and is continuing, then and in each and every such case, unless the principal of all the Securities shall have already become due and payable, the entire principal (or, if any Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of all the Securities then Outstanding and interest accrued thereon, if any, shall be due and payable immediately without any declaration or other act by the Trustee or any Holder.
     The foregoing provisions, however, are subject to the condition that if, at any time after the principal (or, if the Securities are Original Issue Discount Securities, such portion of the principal as may be specified in the terms thereof) of the Securities of any series (or of all the Securities, as the case may be) shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Issuer shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of interest upon all the Securities of such series (or of all the Securities, as the case may be) and the principal of any and all Securities of such series (or of all the Securities, as the case may be) which shall have become due otherwise than by acceleration (with interest upon such principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest, at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series, (or at the respective rates of interest or Yields to Maturity of all the Securities, as the case may be) to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of negligence or bad faith, and if any and all Events of Default under the Indenture, other than the non-payment of the principal of Securities which shall have become due by acceleration, shall have been cured, waived or otherwise remedied as provided herein—then and in every such case the Holders of a majority in aggregate principal amount of all the Securities of such series, each series voting as a separate class, (or of all the Securities, as the case may be, voting as a single class) then Outstanding, by written notice to the Issuer and to the Trustee, may waive all defaults with respect to such series (or with respect to all the Securities, as the case may be) and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon.
     For all purposes under this Indenture, if a portion of the principal of any Original Issue Discount Securities shall have been accelerated and declared due and payable pursuant to the provisions hereof, then, from and after such declaration, unless such declaration has been rescinded and annulled, the principal amount of such Original Issue Discount Securities shall be deemed, for all purposes hereunder, to be such portion of the principal thereof as shall be due and payable as a result of such acceleration, and payment of such portion of the principal thereof as shall be due and payable as a result of such acceleration, together with interest, if any, thereon and all other amounts owing thereunder, shall constitute payment in full of such Original Issue Discount Securities.
     Section 5.02. Collection of Debt by Trustee; Trustee May Prove Debt. The Issuer covenants that (a) in case default shall be made in the payment of any installment of interest on any of the Securities of any series when such interest shall have become due and payable, and such default shall have continued for a period of 30 days or (b) in case default shall be made in the payment of all or any part of the principal of any of the Securities of any series when the same shall have become due and payable, and such default shall have continued for a period of five days, whether upon maturity of the Securities of such series or upon any redemption or by declaration or otherwise—then, upon demand of the Trustee, the Issuer will pay to the Trustee for the benefit of the Holders of the Securities of such series the whole amount that then shall have become due and payable on all Securities of such series for principal or interest, as the case may be (with interest to the date of such payment upon the overdue principal and, to the extent that payment of such interest is enforceable under applicable law, on overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series); and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Trustee and each predecessor trustee, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee except as a result of its negligence or bad faith.
     In case the Issuer shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Issuer or other obligor upon such Securities and collect in the manner provided by law out of the property of the Issuer or other obligor upon such Securities, wherever situated, the moneys adjudged or decreed to be payable.
     In case there shall be pending proceedings relative to the Issuer or any other obligor upon the Securities under Title 11 of the United States Code or any other applicable Federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property or such other obligor or its property, or in case of any other comparable judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor, the Trustee, irrespective of whether the principal of any Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section, shall be entitled and empowered, by intervention in such proceedings or otherwise:
     (i) to file and prove a claim or claims for the whole amount of principal and interest (or, if the Securities of any series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of such series) owing and unpaid in respect of the Securities of any series, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee and each predecessor trustee, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee, except as a result of negligence or bad faith) and of the Securityholders allowed in any judicial proceedings relative to the Issuer or other obligor upon the Securities of any series, or to the creditors or property of the Issuer or such other obligor,
     (ii) unless prohibited by applicable law and regulations, to vote on behalf of the Holders of the Securities of any series in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and
     (iii) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Securityholders and of the Trustee on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Securityholders to make payments to the Trustee, and, in the event that the Trustee shall consent to the making of payments directly to the Securityholders, to pay to the Trustee such amounts as shall be sufficient to cover reasonable compensation to the Trustee, each predecessor trustee and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee and each predecessor trustee except as a result of negligence or bad faith and all other amounts due to the Trustee or any predecessor trustee pursuant to Section 6.06.
     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Securityholder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person.
     All rights of action and of asserting claims under this Indenture, or under any of the Securities of any series, may be enforced by the Trustee without the possession of any of the Securities of such series or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Trustee, each predecessor trustee and their respective agents and attorneys, shall be for the ratable benefit of the Holders of the Securities in respect of which such action was taken.
     In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party), the Trustee shall be held to represent all the Holders of the Securities in respect to which such action was taken, and it shall not be necessary to make any Holders of such Securities parties to any such proceedings.
     Section 5.03. Application of Proceeds. Any moneys collected by the Trustee pursuant to this Article in respect of any series shall be applied in the following order at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal or interest, upon presentation of the several Securities in respect of which monies have been collected and stamping (or otherwise noting) thereon the payment, or issuing Securities of such series in reduced principal amounts in exchange for the presented Securities of like series if only partially paid, or upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due to the Trustee or any predecessor trustee pursuant to Section 6.06;
     SECOND: In case the principal of the Securities of such series in respect of which moneys have been collected shall not have become and be then due and payable, to the payment of interest on the Securities of such series in default in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in such Securities, such payments to be made ratably to the Persons entitled thereto, without discrimination or preference;
     THIRD: In case the principal of the Securities of such series in respect of which moneys have been collected shall have become and shall be then due and payable, to the payment of the whole amount then owing and unpaid upon all the Securities of such series for principal and interest, with interest upon the overdue principal, and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the same rate as the rate of interest or Yield to Maturity (in the case of Original Issue Discount Securities) specified in the Securities of such series; and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Securities of such series, then to the payment of such principal and interest or Yield to Maturity, without preference or priority of principal over interest or Yield to Maturity, or of interest or Yield to Maturity over principal, or of any installment of interest over any other installment of interest, or of any Security of such series over any other Security of such series, ratably to the aggregate of such principal and accrued and unpaid interest or Yield to Maturity; and
     FOURTH: To the payment of the remainder, if any, to the Issuer or any other Person lawfully entitled thereto.
     Section 5.04. Suits for Enforcement. In case an Event of Default has occurred, has not been waived and is continuing, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.
     Section 5.05. Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Issuer and the Trustee shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Issuer, the Trustee and the Securityholders shall continue as though no such proceedings had been taken.

     Section 5.06. Limitations on Suits by Securityholders. No Holder of any Security of any series shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of not less than 25% in aggregate principal amount of the Securities of such series then Outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby and the Trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 5.09; it being understood and intended, and being expressly covenanted by the Holder of every Security with every other Holder and the Trustee, that no one or more Holders of Securities of any series shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other such Holder of Securities, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of Securities of the applicable series. For the protection and enforcement of the provisions of this Section, each and every Securityholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.
     Section 5.07. Unconditional Right of Securityholders to Institute Certain Suits. Notwithstanding any other provision in this Indenture and any provision of any Security, the right of any Holder of any Security to receive payment of the principal of and interest on such Security on or after the respective due dates expressed in such Security, or to institute suit for the enforcement of any such payment on or after such respective dates, or for the enforcement of such conversion right, shall not be impaired or affected without the consent of such Holder.
     Section 5.08. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. Except as provided in Section 5.06, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     No delay or omission of the Trustee or of any Holder of Securities to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to Section 5.06, every power and remedy given by this Indenture or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders of Securities.

     Section 5.09. Control by Holders of Securities. The Holders of a majority in aggregate principal amount of the Securities of each series affected (with each series voting as a separate class) at the time Outstanding shall have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Securities of such series by this Indenture; provided, that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided, further, that (subject to the provisions of Section 6.01) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction, it being understood that (subject to Section 6.01) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders.
     Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Securityholders.
     Section 5.10. Waiver of Past Defaults. Prior to the declaration of the acceleration of the maturity of the Securities of any series as provided in Section 5.01, the Holders of a majority in aggregate principal amount of the Securities of such series at the time Outstanding may on behalf of the Holders of all the Securities of such series waive any past default or Event of Default described in clause Section 5.01(c) or Section 5.01(f) of Section 5.01 (or, in the case of an event specified in clause Section 5.01(c) or Section 5.01(f) of Section 5.01 which relates to less than all series of Securities then Outstanding, the Holders of a majority in aggregate principal amount of the Securities then Outstanding affected thereby (each series voting as a separate class) may waive any such default or Event of Default, or, in the case of an event specified in clause Section 5.01(c) or Section 5.01(f) (if the Event of Default under clause Section 5.01(c) or Section 5.01(f) relates to all series of Securities then Outstanding), Section 5.01(d) or Section 5.01(e) of Section 5.01 the Holders of Securities of a majority in principal amount of all the Securities then Outstanding (voting as one class) may waive any such default or Event of Default), and its consequences except a default in respect of a covenant or provision hereof which cannot be modified or amended without the consent of the Holder of each Security affected. In the case of any such waiver, the Issuer, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     Upon any such waiver, such default shall cease to exist and be deemed to have been cured and not to have occurred, and any Event of Default arising therefrom shall be deemed to have been cured, and not to have occurred for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

     Section 5.11. Trustee to Give Notice of Default. The Trustee shall, within 90 days after the occurrence of a default with respect to the Securities of any series, give notice of all defaults with respect to that series known to the Trustee to all Holders of Securities of such series in the manner and to the extent provided in Section 4.03, unless in each case such defaults shall have been cured before the mailing or publication of such notice (the term “defaults” for the purpose of this Section being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, an Event of Default); provided, that, except in the case of default in the payment of the principal of or interest on any of the Securities of such series, or in the payment of any sinking fund installment on such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee, or a trust committee of directors or trustees and/or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interests of the Securityholders of such series.
     Section 5.12. Right of Court to Require Filing of Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Securityholder or group of Securityholders of any series holding in the aggregate more than 10% in aggregate principal amount of the Securities of such series, or, in the case of any suit relating to or arising under clause Section 5.01(c) or Section 5.01(f) of Section 5.01 (if the suit relates to Securities of more than one but less than all series), 10% in aggregate principal amount of Securities then Outstanding and affected thereby, or in the case of any suit relating to or arising under Section 5.01(c) or Section 5.01(f) (if the suit under Section 5.01(c) or Section 5.01(f) relates to all the Securities then Outstanding), Section 5.01(d) or Section 5.01(e) of Section 5.01, 10% in aggregate principal amount of all Securities then Outstanding, or to any suit instituted by any Securityholder for the enforcement of the payment of the principal of or interest on any Security on or after the due date expressed in such Security or any date fixed for redemption or for the enforcement of a right to convert any Security in accordance with the terms thereof.
ARTICLE 6
Concerning the Trustee
     Section 6.01. Duties and Responsibilities of the Trustee; During Default; Prior to Default. With respect to the Holders of any series of Securities issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Securities of a particular series and after the curing or waiving of all Events of Default which may have occurred with respect to such series, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (which has not been cured or waived), the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.
     No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct.
     Section 6.02. Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act of 1939 and subject to Section 6.01:
     (a) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;
     (b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;
     (c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders pursuant to Section 5.09 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;
     (d) none of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it;
     (e) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (f) any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the secretary or an assistant secretary of the Issuer;
     (g) the Trustee may consult with counsel and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;
     (h) the Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Securityholders pursuant to the provisions of this Indenture, unless such Securityholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby;
     (i) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;
     (j) prior to the occurrence of an Event of Default hereunder and after the curing or waiving of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Securities of all series affected then Outstanding; provided, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee or any predecessor trustee, shall be repaid by the Issuer upon demand; and
     (k) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder.
     Section 6.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Issuer of any of the Securities or of the proceeds thereof.
     Section 6.04. Trustee and Agents May Hold Securities; Collections, Etc. The Trustee or any agent of the Issuer or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee or such agent.

     Section 6.05. Moneys Held by Trustee. Subject to the provisions of Section 10.04 hereof, all moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.
     Section 6.06. Compensation and Indemnification of Trustee and Its Prior Claim. The Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Issuer covenants and agrees to pay or reimburse the Trustee and each predecessor trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Issuer also covenants to indemnify the Trustee and each predecessor trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer under this Section to compensate and indemnify the Trustee and each predecessor trustee and to pay or reimburse the Trustee and each predecessor trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture. Such additional indebtedness shall be a senior claim to that of the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the Holders of particular Securities, and the Securities are hereby subordinated to such senior claim.
     Section 6.07. Right of Trustee to Rely on Officer’s Certificate, Etc. Subject to Sections 6.01 and 6.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such certificate, in the absence of negligence or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.
     Section 6.08. Indentures Creating Potential Conflicting Interests for the Trustee. No indentures are hereby specifically described for the purposes of Section 310(b)(1) of the Trust Indenture Act of 1939.
     Section 6.09. Persons Eligible for Appointment as Trustee. The Trustee for each series of Securities hereunder shall at all times be a corporation having a combined capital and surplus of at least $50,000,000 and shall be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a Federal, State or District of Columbia supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
     Section 6.10. Resignation and Removal; Appointment of Successor Trustee. (a) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign with respect to one or more or all series of Securities by giving written notice of resignation to the Issuer and by mailing notice of such resignation to the Holders of then Outstanding Securities of each series affected at their addresses as they shall appear on the Security register. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee or trustees with respect to the applicable series by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee or trustees. If no successor trustee shall have been so appointed with respect to any series and have accepted appointment within 30 days after the mailing of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder who has been a bona fide Holder of a Security or Securities of the applicable series for at least six months may, subject to the provisions of Section 5.12, on behalf of himself or herself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.
     (b) In case at any time any of the following shall occur:
     (i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939 with respect to any series of Securities after written request therefor by the Issuer or by any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months; or
     (ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act of 1939 and shall fail to resign after written request therefor by the Issuer or by any Securityholder; or
     (iii) the Trustee shall become incapable of acting with respect to any series of Securities, or shall be adjudged a bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;
then, in any such case, the Issuer may remove the Trustee with respect to the applicable series of Securities and appoint a successor trustee for such series by written instrument, in duplicate, executed by order of the Board of Directors of the Issuer, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act of 1939, any Securityholder who has been a bona fide Holder of a Security or Securities of such series for at least six months may on behalf of himself or herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee with respect to such series.

Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.
     (c) The Holders of a majority in aggregate principal amount of the Securities of each series at the time Outstanding may at any time remove the Trustee with respect to Securities of such series and appoint a successor trustee with respect to the Securities of such series by delivering to the Trustee so removed, to the successor trustee so appointed and to the Issuer the evidence provided for in Section 7.01 of the action in that regard taken by the Securityholders.
     (d) Any resignation or removal of the Trustee with respect to any series and any appointment of a successor trustee with respect to such series pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.
     Section 6.11. Acceptance of Appointment by Successor Trustee. Any successor trustee appointed as provided in Section 6.10 shall execute and deliver to the Issuer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee with respect to all or any applicable series shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, duties and obligations with respect to such series of its predecessor hereunder, with like effect as if originally named as trustee for such series hereunder; but, nevertheless, on the written request of the Issuer or of the successor trustee, upon payment of its charges then unpaid, the trustee ceasing to act shall, subject to Section 10.04, pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations. Upon request of any such successor trustee, the Issuer shall execute any and all instruments in writing for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such trustee to secure any amounts then due it pursuant to the provisions of Section 6.06.
     If a successor trustee is appointed with respect to the Securities of one or more (but not all) series, the Issuer, the predecessor trustee and each successor trustee with respect to the Securities of any applicable series shall execute and deliver an indenture supplemental hereto which shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor trustee with respect to the Securities of any series as to which the predecessor trustee is not retiring shall continue to be vested in the predecessor trustee, and shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such trustees co-trustees of the same trust and that each such trustee shall be trustee of a trust or trusts under separate indentures.
     No successor trustee with respect to any series of Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 310(a) of the Trust Indenture Act of 1939.

     Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Issuer shall mail notice thereof to the Holders of Securities of each series affected, by mailing such notice to such Holders at their addresses as they shall appear on the Security register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Issuer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Issuer.
     Section 6.12. Merger, Conversion, Consolidation or Succession to Business of Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be qualified under the provisions of Section 310(b) of the Trust Indenture Act of 1939 and eligible under the provisions of Section 310(a) of the Trust Indenture Act of 1939, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.
     In case, at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Securities of any series shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities of any series shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities of such series or in this Indenture provided that the certificate of the Trustee shall have; provided, that the right to adopt the certificate of authentication of any predecessor trustee or to authenticate Securities of any series in the name of any predecessor trustee shall apply only to its successor or successors by merger, conversion or consolidation.
     Section 6.13. Preferential Collection of Claims Against the Issuer. If and when the Trustee shall be or become a creditor of the Issuer (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act of 1939 regarding the collection of claims against the Issuer (or any such other obligor).
ARTICLE 7
Concerning the Securityholders
     Section 7.01. Evidence of Action Taken by Securityholders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by a specified percentage in principal amount of the Securityholders of any or all series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such specified percentage of Securityholders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.01 and 6.02) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Article.
     Section 7.02. Proof of Execution of Instruments and of Holding of Securities. Subject to Sections 6.01 and 6.02, the execution of any instrument by a Holder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Register or by a certificate of the registrar thereof. The Issuer may set a record date for purposes of determining the identity of Holders of any series entitled to vote or consent to any action referred to in Section 7.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or reconsideration) not more than 60 days nor less than five days prior to the proposed date of such vote or consent, and thereafter, notwithstanding any other provisions hereof, only Holders of such series of record on such record date shall be entitled to so vote or give such consent or revoke such vote or consent. Notice of such record date may be given before or after any request for any action referred to in Section 7.01 is made by the Issuer.
     Section 7.03. Holders to Be Treated as Owners. The Issuer, the Trustee and any agent of the Issuer or the Trustee may deem and treat the Person in whose name any Security shall be registered upon the Security register for such series as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of, and, subject to the provisions of this Indenture, interest on, such Security and for all other purposes; and neither the Issuer nor the Trustee nor any agent of the Issuer or the Trustee shall be affected by any notice to the contrary. All such payments so made to any such Person, or upon his or her order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for moneys payable.
     Section 7.04. Securities Owned by Issuer Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate principal amount of Outstanding Securities of any or all series have concurred in any direction, consent or waiver under this Indenture, Securities which are owned by the Issuer or any other obligor on the Securities with respect to which such determination is being made or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities with respect to which such determination is being made shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver, only Securities which the Trustee knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Issuer or any other obligor upon the Securities or any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer or any other obligor on the Securities. In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Issuer shall furnish to the Trustee promptly an Officer’s Certificate listing and identifying all Securities, if any, known by the Issuer to be owned or held by or for the account of any of the above-described Persons;

     and, subject to Sections 6.01 and 6.02, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities not listed therein are Outstanding for the purpose of any such determination.
     Section 7.05. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action, any Holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid, any such action taken by the Holder of any Security shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor or on registration of transfer thereof, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate principal amount of the Securities of any or all series, as the case may be, specified in this Indenture in connection with such action shall be conclusively binding upon the Issuer, the Trustee and the Holders of all the Securities affected by such action.
ARTICLE 8
Supplemental Indentures
     Section 8.01. Supplemental Indentures Without Consent of Securityholders. The Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto in form satisfactory to the Trustee for one or more of the following purposes:
     (a) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Securities of one or more series any property or assets;
     (b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Article 9;
     (c) to add to the covenants of the Issuer such further covenants, restrictions, conditions or provisions as its Board of Directors and the Trustee shall consider to be for the protection of the Holders of Securities, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth; provided, that in respect of any such additional covenant, restriction, condition or provision such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such an Event of Default or may limit the remedies available to the Trustee upon such an Event of Default or may limit the right of the Holders of a majority in aggregate principal amount of the Securities of such series to waive such an Event of Default;

     (d) to cure any ambiguity or to correct or supplement any provision contained herein or in any supplemental indenture which may be defective or inconsistent with any other provision contained herein or in any supplemental indenture, or to conform this Indenture or any supplemental indenture to the description of the Securities set forth in any prospectus or prospectus supplement related to such series of Securities;
     (e) to provide for or add guarantors for the Securities of one or more series;
     (f) to establish the form or terms of Securities of any series as permitted by Sections 2.01 and 2.03;
     (g) to evidence and provide for the acceptance of appointment hereunder by a successor trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee, pursuant to the requirements of Section 6.11;
     (h) to make any other change that is necessary or desirable; provided, that no such action shall adversely affect the interests of the Holders of the Securities in any material respect;
     (i) to make any change to the Securities of any series so long as no Securities of such series are Outstanding; and
     (j) to make any other change to the Securities of any series that does not adversely affect the rights of any Holder.
     The Trustee is hereby authorized to join with the Issuer in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations which may be therein contained and to accept the conveyance, transfer, assignment, mortgage or pledge of any property thereunder, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section may be executed without the consent of the Holders of any of the Securities at the time Outstanding, notwithstanding any of the provisions of Section 8.02.
     Section 8.02. Supplemental Indentures With Consent of Securityholders. With the consent (evidenced as provided in Article 7) of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of all series affected by such supplemental indenture (voting as one class), the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of the Securities of each such series; provided, that no such supplemental indenture shall, without the consent of the Holder of each Security so affected, (a) extend the final maturity of any Security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption thereof, or make the principal thereof (including any amount in respect of original issue discount) or interest thereon payable in any currency other than that provided in the Securities or in accordance with the terms thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon an acceleration of the maturity thereof pursuant to Section 5.01 or the amount thereof provable in bankruptcy pursuant to Section 5.02, or alter the provisions of Section 11.11 or 11.12, or impair or affect the right of any Securityholder to institute suit for the payment or conversion thereof or, in the case of convertible or exchangeable Securities, materially and adversely affect the right to convert or exchange the Securities in accordance with their terms or, if the Securities provide therefor, any right of repayment at the option of the Securityholder, or modify any of the provisions of this paragraph except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the Holder of each Security so affected; provided, that no consent of any Holder of any Security shall be necessary under this Section 8.02 to permit the Trustee and the Issuer to execute supplemental indentures pursuant to Section 8.01(e) of this Indenture, or (b) reduce the aforesaid percentage of Securities of any series, the consent of the Holders of which is required for any such supplemental indenture.
     A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders of Securities of such series with respect to such covenant or provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.
     Upon the request of the Issuer, accompanied by a copy of a resolution of the Board of Directors certified by the secretary or an assistant secretary of the Issuer authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid and other documents, if any, required by Section 7.01, the Trustee shall join with the Issuer in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Securityholders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Promptly after the execution by the Issuer and the Trustee of any supplemental indenture pursuant to the provisions of this Section, the Trustee shall give a notice thereof to the Holders of then Outstanding Securities of each series affected thereby, by mailing a notice thereof by first-class mail to such Holders at their addresses as they shall appear on the Security register, and in each case such notice shall set forth in general terms the substance of such supplemental indenture. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.
     Section 8.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Issuer and the Holders of Securities of each series affected thereby shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 8.04. Documents to Be Given to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officer’s Certificate and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant to this Article 8 complies with the applicable provisions of this Indenture.
     Section 8.05. Notation on Securities in Respect of Supplemental Indentures. Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation in form approved by the Trustee for such series as to any matter provided for by such supplemental indenture or as to any action taken by Securityholders. If the Issuer or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Issuer, authenticated by the Trustee and delivered in exchange for the Securities of such series then Outstanding.
ARTICLE 9
Consolidation, Merger, Sale or Conveyance
     Section 9.01. Issuer May Consolidate, Etc., on Certain Terms. The Issuer shall not consolidate with or merge into any other Person (in a transaction in which the Issuer is not the surviving corporation) or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (a) the Person formed by such consolidation or into which the Issuer is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Issuer substantially as an entirety shall be (i) a corporation, limited liability company, partnership or trust, (ii) shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and (iii) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Issuer to be performed, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Issuer) formed by such consolidation or into which the Issuer shall have been merged or by the Person which shall have acquired the Issuer’s assets; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer or any Subsidiary as a result of such transaction as having been incurred by the Issuer or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (c) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
     The conditions of (a)(ii) above shall not apply in the case of a corporation or entity not organized under the laws of the United States of America, any State thereof or the District of Columbia which shall agree, in form satisfactory to the Trustee, (i) to subject itself to the jurisdiction of the United States district court for the Southern District of New York and (ii) to indemnify and hold harmless the holders of all Securities against (A) any tax, assessment or governmental charge imposed on such holders by a jurisdiction other than the United States or any political subdivision or taxing authority thereof or therein with respect to, and withheld on the making of, any payment of principal or interest on such Securities and which would not have been so imposed and withheld had such consolidation, merger, sale or conveyance not been made and (B) any tax, assessment or governmental charge imposed on or relating to, and any costs or expenses involved in, such consolidation, merger, sale or conveyance.
     The restrictions in this Section 9.01 shall not apply to (i) the merger or consolidation of the Issuer with one of its affiliates, if the Board of Directors determines in good faith that the purpose of such transaction is principally to change the Issuer’s State of incorporation or convert the Issuer’s form of organization to another form, or (ii) the merger of the Issuer with or into a single direct or indirect wholly owned Subsidiary pursuant to Section 251(g) (or any successor provision) of the General Corporation Law of the State of Delaware.
     Section 9.02. Successor Issuer Substituted. Upon any consolidation of the Issuer with, or merger of the Issuer into, any other Person or any conveyance, transfer or lease of the properties and assets of the Issuer substantially as an entirety in accordance with Section 9.01, the successor Person formed by such consolidation or into which the Issuer is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.
     In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.
ARTICLE 10
Satisfaction and Discharge of Indenture; Unclaimed Moneys
     Section 10.01. Satisfaction and Discharge of Indenture. (a) If at any time (i) the Issuer shall have paid or caused to be paid the principal of and interest on all the Securities of any series Outstanding hereunder (other than Securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.09) as and when the same shall have become due and payable, or (ii) the Issuer shall have delivered to the Trustee for cancellation all Securities of any series theretofore authenticated (other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) or (iii) in the case of any series of Securities the exact amount (including the currency of payment) of principal of and interest due on which on the dates referred to in clause (B) below can be determined at the time of making the deposit referred to in such clause, (A) all the Securities of such series not theretofore delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and (B) the Issuer shall have irrevocably deposited or caused to be deposited with the Trustee as trust funds the entire amount in cash (other than moneys repaid by the Trustee or any paying agent to the Issuer in accordance with Section 10.04) or, in the case of any series of Securities the payments on which may only be made in Dollars, direct obligations of the United States of America, backed by its full faith and credit (“U.S. Government Obligations”), maturing as to principal and interest in such amounts and at such times as will insure the availability of cash sufficient to pay on any subsequent interest payment date all interest due on such interest payment date on the Securities of such series and to pay at maturity or upon redemption all Securities of such series (in each case other than any Securities of such series which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Section 2.09) not theretofore delivered to the Trustee for cancellation, including principal and interest due or to become due to such date of maturity, as the case may be, and if, in any such case, the Issuer shall also pay or cause to be paid all other sums payable hereunder by the Issuer, including amounts due the Trustee pursuant to Section 6.06, with respect to Securities of such series, then this Indenture shall cease to be of further effect with respect to Securities of such series (except as to (1) rights of registration of transfer, conversion and exchange of Securities of such series and the Issuer’s right of optional redemption, (2) substitution of mutilated, defaced, destroyed, lost or stolen Securities, (3) rights of Holders of Securities to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders to receive mandatory sinking fund payments, if any, (4) the rights (including the Trustee’s rights under Section 10.05) and immunities of the Trustee hereunder and the Trustee’s obligations under Sections 10.02 and 10.04, (5) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (6) the obligations of the Issuer under Section 3.02), and the Trustee, on demand of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel which complies with Section 11.05 and at the cost and expense of the Issuer, shall execute proper instruments acknowledging such satisfaction of and discharging this Indenture with respect to such series; provided, that the rights of Holders of the Securities to receive amounts in respect of principal of and interest on the Securities held by them shall not be delayed longer than required by then-applicable mandatory rules or policies of any securities exchange upon which the Securities are listed. The Issuer agrees to reimburse the Trustee for any costs or expenses thereafter reasonably and properly incurred and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Indenture or the Securities of such series.
     (b) The following provisions shall apply to the Securities of each series unless specifically otherwise provided in a Board Resolution, Officer’s Certificate or indenture supplemental hereto provided pursuant to Section 2.03. In addition to discharge of the Indenture pursuant to the next preceding paragraph, in the case of any series of Securities the exact amounts (including the currency of payment) of principal of and interest subsequently due on which can be determined at the time of making the deposit referred to in clause (vi)(A)(1) below, the Issuer shall be deemed to have paid and discharged the entire Debt on all the Securities of such a series on the 121st day after the date of the deposit referred to in subparagraph (vi)(A)(1) below, and the provisions of this Indenture with respect to the Securities of such series shall no longer be in effect (except as to (i) rights of registration of transfer, conversion and exchange of Securities of such series, (ii) substitution of apparently mutilated, defaced, destroyed, lost or stolen Securities, (iii) rights of Holders of Securities to receive payments of principal thereof and interest thereon, upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the Holders to receive sinking fund payments, if any, (iv) the rights (including the Trustee’s rights under Section 10.05) and immunities of the Trustee hereunder and the Trustee’s obligations with respect to the Securities of such series under Sections 10.02 and 10.04, (v) the rights of the Holders of Securities of such series as beneficiaries hereof with respect to the property so deposited with the Trustee payable to all or any of them and (vi) the obligations of the Issuer under Section 3.02) and the Trustee, at the expense of the Issuer, shall at the Issuer’s request, execute proper instruments acknowledging the same, if
     (A) with reference to this provision the Issuer has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of the Securities of such series (1) cash in an amount, or (2) in the case of any series of Securities the payments on which may only be made in Dollars, U.S. Government Obligations, maturing as to principal and interest at such times and in such amounts as will insure the availability of cash or (3) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay (x) the principal and interest on all Securities of such series on the date that such principal or interest is due and payable and (y) any mandatory sinking fund payments on the day on which such payments are due and payable in accordance with the terms of the Indenture and the Securities of such series;
     (B) such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Issuer is a party or by which it is bound;
     (C) the Issuer has delivered to the Trustee an Officer’s Certificate and an opinion of independent legal counsel satisfactory to the Trustee to the effect that the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling to the effect that Holders of the Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to Federal income tax on the same amount and in the same manner and at the same times, as would have been the case if such deposit, defeasance and discharge had not occurred; and
     (D) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by this provision have been complied with, and the Opinion of Counsel shall also state that such deposit does not violate applicable law.
     Section 10.02. Application by Trustee of Funds Deposited for Payment of Securities. Subject to Section 10.04, all moneys deposited with the Trustee (or other trustee) pursuant to Section 10.01 shall be held in trust and applied by it to the payment, either directly or through any paying agent (including the Issuer acting as its own paying agent), to the Holders of the particular Securities of such series for the payment or redemption of which such moneys have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest; but such money need not be segregated from other funds except to the extent required by law.
     Section 10.03. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to Securities of any series, all moneys then held by any paying agent under the provisions of this Indenture with respect to such series of Securities shall, upon demand of the Issuer, be repaid to it or paid to the Trustee and thereupon such paying agent shall be released from all further liability with respect to such moneys.
     Section 10.04. Return of Moneys Held by Trustee and Paying Agent Unclaimed for Two Years. Any moneys deposited with or paid to the Trustee or any paying agent for the payment of the principal of or interest on any Security of any series and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, upon the written request of the Issuer and unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be repaid to the Issuer by the Trustee for such series or such paying agent, and the Holder of the Securities of such series shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property laws, thereafter look only to the Issuer for any payment which such Holder may be entitled to collect, and all liability of the Trustee or any paying agent with respect to such moneys shall thereupon cease; provided, however, that the Trustee or such paying agent, before being required to make any such repayment with respect to moneys deposited with it for any payment in respect of Securities of any series, shall at the expense of the Issuer mail by first-class mail to Holders of such Securities at their addresses as they shall appear on the Security register notice that such moneys remain and that, after a date specified therein, which shall not be less than 30 days from the date of such mailing or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.
     Section 10.05. Indemnity for U.S. Government Obligations. The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 10.01 or the principal or interest received in respect of such obligations.
ARTICLE 11
Miscellaneous Provisions
     Section 11.01. Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such, or against any past, present or future stockholder, officer or director, as such, of the Issuer or of any successor, either directly or through the Issuer or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.
     Section 11.02. Provisions of Indenture for the Sole Benefit of Parties and Holders of Securities. Nothing in this Indenture or in the Securities, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the Holders of the Securities any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the Holders of the Securities.
     Section 11.03. Successors and Assigns of Issuer Bound by Indenture. All the covenants, stipulations, promises and agreements contained in this Indenture by or on behalf of the Issuer shall bind its successors and assigns, whether so expressed or not.
     Section 11.04. Notices and Demands on Issuer, Trustee and Holders of Securities. Any notice or demand which by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Holders of Securities to or on the Issuer may be given or served by being deposited postage prepaid, first-class mail (except as otherwise specifically provided herein) addressed (until another address of the Issuer is filed by the Issuer with the Trustee) to ION Geophysical Corporation, 2105 CityWest Blvd, Suite 400, Houston, Texas 77042-2839, Attn: [R. Brian Hanson]. Any notice, direction, request or demand by the Issuer or any Holder of Securities to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or made at                     ,                     , Attn:                     .
     Where this Indenture provides for notice to Holders of Securities, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his or her last address as it appears in the Security register. In any case where notice to such Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.
     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Issuer when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.
     In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice of any event to Holders of Securities when said notice is required to be given pursuant to any provision of this Indenture or of the Securities, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. Neither the failure to give notice, nor any defect in any notice so given, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities given as provided above.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Section 11.05. Officer’s Certificates and Opinions of Counsel; Statements to Be Contained Therein. Upon any application or demand by the Issuer to the Trustee to take any action under any of the provisions of this Indenture, the Issuer shall furnish to the Trustee an Officer’s Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.
     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Any certificate, statement or opinion of an officer of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters, information with respect to which is in the possession of the Issuer, upon the certificate, statement or opinion of or representations by an officer or officers of the Issuer, unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.
     Any certificate, statement or opinion of an officer of the Issuer or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Issuer, unless such officer or counsel, as the case may be, knows that the certificate or opinion or representations with respect to the accounting matters upon which his or her certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

     Any certificate or opinion of any independent firm of public accountants filed with and directed to the Trustee shall contain a statement that such firm is independent.
     Section 11.06. Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities of any series or the date fixed for redemption or repayment of any such Security, or the last day on which a Holder has the right to convert any Security, shall not be a Business Day, then payment of interest or principal, or any conversion, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption or on such last day for conversion, and no interest shall accrue for the period after such date.
     Section 11.07. Conflict of Any Provision of Indenture With Trust Indenture Act of 1939. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, such incorporated provision shall control.
     Section 11.08. New York Law to Govern. This Indenture and each Security shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.
     Section 11.09. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
     Section 11.10. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 11.11. Securities in a Foreign Currency. Unless otherwise specified in an Officer’s Certificate delivered pursuant to Section 2.03 of this Indenture with respect to a particular series of Securities, whenever for purposes of this Indenture any action may be taken by the Holders of a specified percentage in aggregate principal amount of Securities of all series or all series affected by a particular action at the time Outstanding and, at such time, there are Outstanding Securities of any series which are denominated in a currency other than Dollars, then the principal amount of Securities of such series which shall be deemed to be Outstanding for the purpose of taking such action shall be that amount of Dollars that could be obtained for such amount at the Market Exchange Rate. For purposes of this Section 11.11, “Market Exchange Rate” shall mean the noon Dollar buying rate for that currency for cable transfers quoted in The City of New York as certified for customs purposes by the Federal Reserve Bank of New York. If such Market Exchange Rate is not available for any reason with respect to such currency, the Trustee shall use, in its sole discretion and without liability on its part, such quotation of the Federal Reserve Bank of New York as of the most recent available date, or quotations from one or more major banks in The City of New York or in the country of issue of the currency in question, or such other quotations as the Trustee shall deem appropriate. The provisions of this paragraph shall apply in determining the equivalent principal amount in respect of Securities of a series denominated in a currency other than Dollars in connection with any action taken by Holders of Securities pursuant to the terms of this Indenture.

     All decisions and determinations of the Trustee regarding the Market Exchange Rate or any alternative determination provided for in the preceding paragraph shall be in its sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and irrevocably binding upon the Issuer and all Holders.
     Section 11.12. Judgment Currency. The Issuer agrees, to the fullest extent that it may effectively do so under applicable law, that (a) if for the purpose of obtaining judgment in any court it is necessary to convert the sum due in respect of the principal of or interest on the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the New York Banking Day preceding that on which final unappealable judgment is given and (b) its obligations under this Indenture to make payments in the Required Currency (i) shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment (whether or not entered in accordance with subsection (a)), in any currency other than the Required Currency, except to the extent that such tender or recovery shall result in the actual receipt, by the payee, of the full amount of the Required Currency expressed to be payable in respect of such payments, (ii) shall be enforceable as an alternative or additional cause of action for the purpose of recovering in the Required Currency the amount, if any, by which such actual receipt shall fall short of the full amount of the Required Currency so expressed to be payable and (iii) shall not be affected by judgment being obtained for any other sum due under this Indenture. For purposes of the foregoing, “New York Banking Day” means any day except a Saturday, Sunday or legal holiday in The City of New York or a day on which banking institutions in The City of New York are authorized or required by law or executive order to close.
ARTICLE 12
Redemption of Securities and Sinking Funds
     Section 12.01. Applicability of Article. The provisions of this Article shall be applicable to the Securities of any series which are redeemable before their maturity or to any sinking fund for the retirement of Securities of a series, except as otherwise specified, as contemplated by Section 2.03 for Securities of such series.
     Section 12.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part at the option of the Issuer shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities of such series at their last addresses as they shall appear upon the Security register. Any notice which is given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives the notice. Failure to give notice or any defect in the notice to the Holder of any Security of a series designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security of such series.
     The notice of redemption to each such Holder shall specify the principal amount of each Security of such series held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that such redemption is pursuant to the mandatory or optional sinking fund, or both, if such be the case, that interest accrued to the date fixed for redemption will be paid as specified in such notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue and shall also specify, if applicable, the conversion price then in effect and the date on which the right to convert such Securities or the portions thereof to be redeemed will expire. In case any Security of a series is to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities of such series in principal amount equal to the unredeemed portion thereof will be issued.
     The notice of redemption of Securities of any series to be redeemed at the option of the Issuer shall be given by the Issuer or, at the Issuer’s request, by the Trustee in the name and at the expense of the Issuer.
     On or before the redemption date specified in the notice of redemption given as provided in this Section, the Issuer will deposit with the Trustee or with one or more paying agents (or, if the Issuer is acting as its own paying agent, set aside, segregate and hold in trust as provided in Section 3.04) an amount of money sufficient to redeem on the redemption date all the Securities of such series so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate redemption price, together with accrued interest to the date fixed for redemption. If any Security called for redemption is converted pursuant hereto, any money deposited with the Trustee or any paying agent or so segregated and held in trust for the redemption of such Security shall be paid to the Issuer upon the Issuer’s request, or, if then held by the Issuer, shall be discharged from such trust. The Issuer will deliver to the Trustee at least 70 days prior to the date fixed for redemption (unless a shorter time period shall be acceptable to the Trustee) an Officer’s Certificate (which need not comply with Section 11.05) stating the aggregate principal amount of Securities to be redeemed. In case of a redemption at the election of the Issuer prior to the expiration of any restriction on such redemption, the Issuer shall deliver to the Trustee, prior to the giving of any notice of redemption to Holders pursuant to this Section, an Officer’s Certificate stating that such restriction has been complied with.
     If less than all the Securities of a series are to be redeemed, the Trustee shall select, in such manner as it shall deem appropriate and fair, Securities of such series to be redeemed in whole or in part. Securities may be redeemed in part in multiples equal to the minimum authorized denomination for Securities of such series or any multiple thereof. The Trustee shall promptly notify the Issuer in writing of the Securities of such series selected for redemption and, in the case of any Securities of such series selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities of any series shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed. If any Security selected for partial redemption is surrendered for conversion after such selection, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Upon any redemption of less than all the Securities, the Issuer and the Trustee may treat as Outstanding Securities surrendered for conversion during the period of 15 days next preceding the mailing of a notice of redemption, and need not treat as Outstanding any Security authenticated and delivered during such period in exchange for the unconverted portion of any Security converted in part during such period.
     Section 12.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Issuer shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue, and, except as provided in Sections 6.05 and 10.04, such Securities shall cease from and after the date fixed for redemption to be convertible into Common Stock, if applicable, and to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the date fixed for redemption. On presentation and surrender of such Securities at a place of payment specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Issuer at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided, that payment of interest becoming due on or prior to the date fixed for redemption shall be payable to the Holders of such Securities registered as such on the relevant record date subject to the terms and provisions of Sections 2.03 and 2.07 hereof.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest or Yield to Maturity (in the case of an Original Issue Discount Security) borne by such Security and, if applicable, such Security shall remain convertible into Common Stock until the principal of such Security shall have been paid or duly provided for.
     Upon presentation of any Security redeemed in part only, the Issuer shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Issuer, a new Security or Securities of such series, of authorized denominations, in principal amount equal to the unredeemed portion of the Security so presented.
     Section 12.04. Exclusion of Certain Securities from Eligibility for Selection for Redemption. Securities shall be excluded from eligibility for selection for redemption if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 40 days prior to the last date on which notice of redemption may be given as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such written statement as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer.
     Section 12.05. Mandatory and Optional Sinking Funds. The minimum amount of any sinking fund payment provided for by the terms of the Securities of any series is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of the Securities of any series is herein referred to as an “optional sinking fund payment”. The date on which a sinking fund payment is to be made is herein referred to as the “sinking fund payment date”.

     In lieu of making all or any part of any mandatory sinking fund payment with respect to any series of Securities in cash, the Issuer may at its option (a) deliver to the Trustee Securities of such series theretofore purchased or otherwise acquired (except upon redemption pursuant to the mandatory sinking fund) by the Issuer or receive credit for Securities of such series (not previously so credited) theretofore purchased or otherwise acquired (except as aforesaid) by the Issuer and delivered to the Trustee for cancellation pursuant to Section 2.10 and, if applicable, receive credit for Securities (not previously so credited) converted into Common Stock and so delivered to the Trustee for cancellation, (b) receive credit for optional sinking fund payments (not previously so credited) made pursuant to this Section, or (c) receive credit for Securities of such series (not previously so credited) redeemed by the Issuer through any optional redemption provision contained in the terms of such series. Securities so delivered or credited shall be received or credited by the Trustee at the sinking fund redemption price specified in such Securities.
     On or before the 60th day next preceding each sinking fund payment date for any series, the Issuer will deliver to the Trustee an Officer’s Certificate (which need not contain the statements required by Section 11.05) (a) specifying the portion of the mandatory sinking fund payment to be satisfied by payment of cash and the portion to be satisfied by credit of Securities of such series and the basis for such credit, (b) stating that none of the Securities of such series has theretofore been so credited, (c) stating that no defaults in the payment of interest or Events of Default with respect to such series have occurred (which have not been waived or cured) and are continuing and (d) stating whether or not the Issuer intends to exercise its right to make an optional sinking fund payment with respect to such series and, if so, specifying the amount of such optional sinking fund payment which the Issuer intends to pay on or before the next succeeding sinking fund payment date. Any Securities of such series to be credited and required to be delivered to the Trustee in order for the Issuer to be entitled to credit therefor as aforesaid which have not theretofore been delivered to the Trustee shall be delivered for cancellation pursuant to Section 2.10 to the Trustee with such Officer’s Certificate (or reasonably promptly thereafter if acceptable to the Trustee). Such Officer’s Certificate shall be irrevocable and upon its receipt by the Trustee the Issuer shall become unconditionally obligated to make all the cash payments or payments therein referred to, if any, on or before the next succeeding sinking fund payment date. Failure of the Issuer, on or before any such 60th day, to deliver such Officer’s Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute, on and as of such date, the irrevocable election of the Issuer (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuer will make no optional sinking fund payment with respect to such series as provided in this Section.
     If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $50,000 (or the equivalent thereof in any Foreign Currency or a lesser sum in Dollars or in any Foreign Currency if the Issuer shall so request) with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption. If such amount shall be $50,000 (or the equivalent thereof in any Foreign Currency) or less and the

Issuer makes no such request then it shall be carried over until a sum in excess of $50,000 (or the equivalent thereof in any Foreign Currency) is available. The Trustee shall select, in the manner provided in Section 12.02, for redemption on such sinking fund payment date a sufficient principal amount of Securities of such series to absorb said cash, as nearly as may be, and shall (if requested in writing by the Issuer) inform the Issuer of the serial numbers of the Securities of such series (or portions thereof) so selected. Securities shall be excluded from eligibility for redemption under this Section if they are identified by registration and certificate number in an Officer’s Certificate delivered to the Trustee at least 60 days prior to the sinking fund payment date as being owned of record and beneficially by, and not pledged or hypothecated by either (a) the Issuer or (b) an entity specifically identified in such Officer’s Certificate as directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer. The Trustee, in the name and at the expense of the Issuer (or the Issuer, if it shall so request the Trustee in writing), shall cause notice of redemption of the Securities of such series to be given in substantially the manner provided in Section 12.02 (and with the effect provided in Section 12.03) for the redemption of Securities of such series in part at the option of the Issuer. The amount of any sinking fund payments not so applied or allocated to the redemption of Securities of such series shall be added to the next cash sinking fund payment for such series and, together with such payment, shall be applied in accordance with the provisions of this Section. Any and all sinking fund moneys held on the stated maturity date of the Securities of any particular series (or earlier, if such maturity is accelerated), which are not held for the payment or redemption of particular Securities of such series, shall be applied, together with other moneys, if necessary, sufficient for the purpose, to the payment of the principal of, and interest on, the Securities of such series at maturity. The Issuer’s obligation to make a mandatory or optional sinking fund payment shall automatically be reduced by an amount equal to the sinking fund redemption price allocable to any Securities or portions thereof called for redemption pursuant to the preceding paragraph on any sinking fund payment date and converted into Common Stock; provided, that, if the Trustee is not the conversion agent for the Securities, the Issuer or such conversion agent shall give the Trustee written notice prior to the date fixed for redemption of the principal amount of Securities or portions thereof so converted.
     On or before each sinking fund payment date, the Issuer shall pay to the Trustee in cash or shall otherwise provide for the payment of all interest accrued to the date fixed for redemption on Securities to be redeemed on the next following sinking fund payment date.
     The Trustee shall not redeem or cause to be redeemed any Securities of a series with sinking fund moneys or give any notice of redemption of Securities for such series by operation of the sinking fund during the continuance of a default in payment of interest on such Securities or of any Event of Default except that, where the mailing of notice of redemption of any Securities shall theretofore have been made, the Trustee shall redeem or cause to be redeemed such Securities, provided that it shall have received from the Issuer a sum sufficient for such redemption. Except as aforesaid, any moneys in the sinking fund for such series at the time when any such default or Event of Default shall occur, and any moneys thereafter paid into the sinking fund, shall, during the continuance of such default or Event of Default, be deemed to have been collected under Article 5 and held for the payment of all such Securities. In case such Event of Default shall have been waived as provided in Section 5.10, or the default cured on or before the 60th day preceding the sinking fund payment date in any year, such moneys shall thereafter be applied on the next succeeding sinking fund payment date in accordance with this Section to the redemption of such Securities.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of                                         .

ION Geophysical Corporation
By:
Title:

Attest:
By:
Title:

, Trustee
By:
Title:

Exhibit [      ]
UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
ION Geophysical Corporation
[     ]% Note Due [     ]

No. [ ]	CUSIP No.: [ ]
$[ ]
     ION Geophysical Corporation, a Delaware corporation (“Issuer”, which term includes any successor corporation), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of                      on                     .
     Interest Payment Dates:                      and                      (each, an “Interest Payment Date”), commencing on                     .
     Interest Record Dates:                      and                      (each, an “Interest Record Date”).
     Reference is made to the further provisions of this Security contained herein, which will for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Issuer has caused this Security to be signed manually or by facsimile by its duly authorized officer under its corporate seal.

ION Geophysical Corporation
By:
Name:
Title:

Attest:
By:
Name:
Title:

2

     This is one of the series designated herein and referred to in the within-mentioned Indenture.
Dated: [     ]

, Trustee
By:
Title:

3

(REVERSE OF SECURITY)
ION Geophysical Corporation
[     ]% Note Due [     ]
1. Interest.
     ION Geophysical Corporation, a Delaware corporation (the “Issuer”), promises to pay interest on the principal amount of this Security at the rate per annum shown above. Cash interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from                     . The Issuer will pay interest semi-annually in arrears on each Interest Payment Date, commencing                     . Interest will be computed on the basis of a 360-day year of twelve 30-day months.
     The Issuer shall pay interest on overdue principal from time to time on demand at the rate borne by the Securities and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful.
2. Method of Payment.
     The Issuer shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Interest Record Date immediately preceding the Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to such Interest Record Date and prior to such Interest Payment Date. Holders must surrender Securities to the Trustee to collect principal payments. The Issuer shall pay Principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the payments of interest, and any portion of the Principal (other than interest payable at maturity or on any redemption or repayment date or the final payment of Principal) shall be made by the Paying Agent, upon receipt from the Issuer of immediately available funds by                      [a./p.m.], New York City time (or such other time as may be agreed to between the Issuer and the Paying Agent or the Issuer), directly to a Holder (by Federal funds wire transfer or otherwise) if the Holder has delivered written instructions to the Trustee 15 days prior to such payment date requesting that such payment will be so made and designating the bank account to which such payments shall be so made and in the case of payments of Principal surrenders the same to the Trustee in exchange for a Security or Securities aggregating the same principal amount as the unredeemed principal amount of the Securities surrendered.
3. Paying Agent.
     Initially,                      (the “Trustee”) will act as Paying Agent. The Issuer may change any Paying Agent without notice to the Holders.

4

4. Indenture.
     The Issuer issued the Securities under an Indenture, dated as of                     ,                      (the “Indenture”), between the Issuer and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and holders of Securities are referred to the Indenture and the TIA for a statement of them. To the extent the terms of the Indenture and this Security are inconsistent, the terms of the Indenture shall govern.
5. Denominations; Transfer; Exchange.
     The Securities are in registered form, without coupons, in denominations of $1,000 and multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Issuer may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Issuer need not issue, authenticate, register the transfer of or exchange any Securities or portions thereof for a period of fifteen (15) days before such series is selected for redemption, nor need the Issuer register the transfer or exchange of any security selected for redemption in whole or in part.
6. Persons Deemed Owners.
     The registered Holder of a Security shall be treated as the owner of it for all purposes.
7. Unclaimed Funds.
     If funds for the payment of principal or interest remain unclaimed for two years, the Trustee and the Paying Agent will repay the funds to the Issuer at its written request. After that, all liability of the Trustee and such Paying Agent with respect to such funds shall cease.
8. Legal Defeasance and Covenant Defeasance.
     The Issuer may be discharged from its obligations under the Securities and under the Indenture with respect to the Securities except for certain provisions thereof, and may be discharged from obligations to comply with certain covenants contained in the Securities and in the Indenture with respect to the Securities, in each case upon satisfaction of certain conditions specified in the Indenture.
9. Amendment; Supplement; Waiver.
     Subject to certain exceptions, the Securities and the provisions of the Indenture relating to the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities of all series then outstanding

5

affected by such amendment or supplement (voting as one class), and any existing Default or Event of Default or compliance with certain provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of all the Securities of such series, each series voting as a separate class, (or of all the Securities, as the case may be, voting as a single class) then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture and the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities, or make any other change that does not adversely affect the rights of any Holder of a Security.
10. Defaults and Remedies.
     If an Event of Default (other than certain bankruptcy Events of Default with respect to the Issuer) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities of this series then outstanding (voting as a separate class) may declare all of the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. If a bankruptcy Event of Default with respect to the Issuer occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of all series of Securities then outstanding (treated as one class) may declare all of the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of certain continuing Defaults or Events of Default if it determines that withholding notice is in their interest.
11. Trustee Dealings with Issuer.
     The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Issuer as if it were not the Trustee.
12. No Recourse Against Others.
     No stockholder, director, officer, employee or incorporator, as such, of the Issuer or any successor Person thereof shall have any liability for any obligation under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.
13. Authentication.
     This Security shall not be valid until the Trustee manually signs the certificate of authentication on this Security.

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14. Abbreviations and Defined Terms.
     Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
15. CUSIP Numbers.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.
16. Governing Law.
     The laws of the State of New York shall govern the Indenture and this Security thereof.

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ASSIGNMENT FORM
I or we assign and transfer this Security to

(Print or type name, address and zip code of assignee or transferee)

(Insert Social Security or other identifying number of assignee or transferee)
and irrevocably appoint                                                              agent to transfer this Security on the books of the Issuer. The agent may substitute another to act for him.

Dated:	Signed:

(Signed exactly as name appears on the other side of this Security)

Signature Guarantee:

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

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